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                                                                   EXHIBIT 10.12

                              EMPLOYMENT AGREEMENT


               THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of October 21, 1998 by and between MenoMorphosis, LLC, a California limited liability company (the "Company"), and Nancy J. Casey ("Employee").

                                   WITNESSETH:

               WHEREAS, Employee desires to be employed by the Company under the terms and conditions of this Agreement, which is being entered into in connection with the consummation of the sale of all the outstanding membership interests in the Company by the holders thereof, including Employee, pursuant to the Purchase Agreement dated as of October 21, 1998 (the "Purchase Agreement"); and

               WHEREAS, immediately following the closing of the acquisition of the membership interests of the Company, the Company will be merged with As We Change, LLC, a Delaware limited liability company; and

               WHEREAS, the Company (and As We Change, LLC, as assignee of the Company) wish to secure the employment of Employee, and Employee wishes to accept such employment, for the period and on the terms and subject to the conditions set forth herein.

                                    AGREEMENT

               NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties agree as follows:

               1. Employment.

               (a) The Company hereby employs Employee as the Vice President of the Company, and Employee hereby accepts such employment, on the terms and subject to the conditions hereinafter set forth. Before the date of this Employment Agreement, Employee was one of the three managers of the Company, having substantial responsibility for the business affairs of the Company. Subject to the Operating Considerations set forth in Annex IV of the Purchase Agreement, Employee shall continue to have similar responsibilities and authority, under the general supervision of the President and Chief Executive Officer of Women First HealthCare, Inc., a Delaware corporation (the "Parent"), the beneficial owner of all the outstanding membership interests in the Company, and such other duties, responsibilities and authority as may be specified from time to time by the Chief Executive Officer of Parent. One of Employee's significant responsibilities shall be to continue to work with the other officers of the Company to achieve the Performance Goals (as defined in the Purchase Agreement). Employee shall discharge her duties and responsibilities in a diligent and professional manner. Employee shall be a member of the Company's Board of Directors, as re-constituted following the acquisition of all of the membership interests of the Company by Parent and from time to time thereafter.

               (b) Employee shall be required to devote substantially all of her business time, attention and efforts to the Company's business and affairs. Notwithstanding the foregoing, this shall not preclude Employee from serving on community and civic boards, participating in industry associations, or otherwise engaging in other activities which do not unreasonably interfere with her duties to the Company. Employee may have occasion to directly or indirectly promote the Company, the Parent or mid-life women's health in a variety of ways, including but not limited to, authoring books or articles,

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giving speeches or lectures, hosting television, radio or Internet programs, or making other public appearances, which in each case do not unreasonably interfere with her duties to the Company. Employee shall not, without the prior written consent of Parent, engage in any activity adverse to the interests of the Company.

               2. Term. Subject to the provisions for termination hereinafter provided, the term of this Agreement shall begin on the date hereof, and shall expire on the third anniversary of the date hereof, unless sooner terminated as provided herein (the "Term").

               3. Compensation.

               (a) Throughout the Term, the Company shall pay to Employee a "Base Salary," payable in accordance with the Company's usual pay practices (and in any event no less frequently than monthly), as follows: (i) from the date hereof until December 31, 1998, $100,000 per annum; (ii) from January 1, 1999 until December 31, 1999, $125,000 per annum; and (iii) from January 1, 2000 until the expiration of this Agreement, $140,000 per annum, which shall be subject to increase after January 1, 2001 upon review at the sole discretion of the Chief Executive Officer of Parent.

               (b) Employee shall be entitled to be reimbursed for all reasonable business-related expenses incurred by her in accordance with policies adopted from time to time by the Company.

               (c) Employee shall receive employment benefits comparable to those provided to employees of the Parent of similar rank and position, including but not limited to, health insurance, vacation benefits, sick leave, stock options (subject to the discretion of the Compensation Committee of the Parent's Board of Directors) and retirement plan opportunities.

               (d) Employee shall receive a grant of employee stock options to purchase 35,000 shares of Parent's common stock, at a purchase price of $0.51 per share, with such grant being subject to the approval of the Compensation Committee of the Board of Directors of Parent and to the terms of Parent's Long Term Incentive Plan. The stock options will vest over four (4) years, with one-fourth of such options becoming exercisable on the first anniversary of the date of this Agreement and the balance of such options vesting ratably over the next three years on a daily basis.

               4. Termination.

               (a) Until this Agreement concludes at the expiration of the Term, Employee's employment under this Agreement and the Term shall be terminated immediately on the death of Employee, and may be terminated earlier by the
Company:

                    (i) at any time after the Permanent Disability of Employee;

                    (ii) at any time for "Cause" (as defined below) by action of Parent; or

                    (iii) at any time for any reason other than Employee's death, Permanent Disability or for Cause.

               For purposes hereof, Cause shall mean (1) repeated and habitual failure to perform her duties or obligations hereunder, (2) engaging in any act that has a substantial and adverse effect on the Company's or Parent's interests, (3) personal dishonesty, willful misconduct or breach of fiduciary duty involving personal benefit, (4) the failure in any material respect to perform her designated duties and responsibilities, as determined by the Chief Executive Officer and Board of Directors of Parent, (5)

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willful violation of any law, rule or regulation which materially adversely affects her ability to discharge her duties or has a substantial and adverse effect on the Company's or Parent's interests, (6) any material breach of this Agreement, or (7) conduct authorizing termination under California Labor Code
Section 2924.

               For purposes hereof, Employee's "Permanent Disability" shall be deemed to have occurred one day after one hundred twenty (120) days in the aggregate during any consecutive twelve (12) month period or one day after ninety (90) consecutive days, during which period Employee, by reason of her physical or mental disability or illness, shall have been unable to discharge fully her duties under this Agreement.

               (b) Termination by Death. If Employee's employment is terminated by death, Employee's estate shall be entitled to receive salary and other benefits accrued by her hereunder up to and including the date of Employee's death, payable within thirty (30) days after the date of death.

               (c) Termination for Cause or Permanent Disability. If Employee's employment is terminated by the Company for Cause or for Permanent Disability, the Company shall not have any other or further obligations to Employee under this Agreement (except as to that portion of any unpaid Base Salary and other benefits accrued and earned under this Agreement through the date of such termination).

               (d) Termination without Cause. If Employee's employment is terminated by the Company at any time for any reason other than Employee's death, Permanent Disability or for Cause, Employee shall be entitled to receive that portion of any unpaid Base Salary and other benefits accrued and earned under this Agreement through the date of such termination, together with severance compensation equal to Employee's Base Salary under Section 3(a), payable at such times as her Base Salary would have been paid if her employment had not been terminated for the remainder of the Term.

               (e) Termination for Good Reason. Until this Agreement concludes at the expiration of the Term, Employee's employment with the Company may be terminated earlier by the Employee for "Good Reason," upon fifteen (15) days' prior written notice. If Employee's employment is terminated by Employee for Good Reason, the Company shall not have any other or further obligations to Employee under this Agreement (except as to that portion of any unpaid Base Salary and other benefits accrued and earned under this Agreement through the date of such termination). For purposes hereof, Employee shall be deemed to have "Good Reason" if (i) Employee is required by the Company to relocate outside of San Diego County in connection with her continued employment by the Company, or
(ii) if there occurs a significant diminution in the duties and responsibilities of Employee.

               5. Miscellaneous.

               (a) The provisions of this Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions and any partially unenforceable provision to the extent enforceable in any jurisdiction nevertheless shall be binding and enforceable.

               (b) The rights and obligations of the Company under this Agreement shall inure to the benefit of, and shall be binding on, the Company and its successors and assigns, including without limitation, As We Change, LLC, and the rights and obligations (other than obligations to perform services) of Employee under this Agreement shall inure to the benefit of, and shall be binding upon, Employee and her heirs, personal representatives and assigns. Employee hereby consents to the assignment of this Agreement to As We Change, LLC in connection with the merger of the Company with As We Change, LLC. After such assignment, all of the Company's rights and obligations under this


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Agreement shall be the responsibility of and accrue to the benefit of As We
Change, LLC, and all references in this Agreement to the Company shall be deemed to refer to As We Change, LLC.

             (c) All notices and other communications required or permitted under this Agreement shall be in writing, and shall be deemed properly given if delivered personally, mailed by registered or certified mail in the United States mail, postage prepaid, return receipt requested, sent by facsimile, or sent by Express Mail, Federal Express or other nationally recognized express delivery service, as follows:

               If  to the Company:

               Women First HealthCare, Inc.
               12220 El Camino Real, Suite 400
               San Diego, California  92130
               Attn:  Chief Executive Officer


               If  to Employee:


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               -------------------------------------

               -------------------------------------

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        Notice given by hand, certified or registered mail, or by Express Mail,
Federal Express or other such express delivery service, shall be effective upon actual receipt. Notice given by facsimile transmission shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. All notices by facsimile transmission shall be confirmed promptly after transmission in writing by certified mail or personal delivery. Any party may change any address to which notice is to be given to it by giving notice as provided above of such change of address.

               (d) The failure of either party to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions as to any future violations thereof, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted the parties herein are cumulative and the waiver of any single remedy shall not constitute a waiver of such party's right to assert all other legal remedies available to it under the circumstances.

               (e) This Agreement supersedes all prior or contemporaneous agreements and understandings between the parties and may not be modified or terminated orally. No modification or attempted waiver shall be valid unless in writing and signed by the party against whom the same is sought to be enforced.

               (f) This Agreement shall be governed by, and construed in accordance with the provisions of, the law of the State of California, without regard to the conflicts of laws principles thereof.

               (g) All payments required to be made by the Company hereunder to Employee shall be subject to the withholding of such amounts relating to taxes and other government assessments as the Company may reasonably determine it should withhold pursuant to any applicable law, rule or regulation.

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               (h) Concurrently with the execution of this Agreement, Employee will execute and deliver to the Company the Proprietary Information and Inventions Agreement in the standard form used by Parent with its employees.

                            [SIGNATURE PAGE FOLLOWS]


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               IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first set forth above.

                                       MENOMORPHOSIS, LLC

                                            By:     /s/ DAVID F. HALE
                                                --------------------------------
                                            Name:       David F. Hale
                                                 -------------------------------
                                            Title:      President
                                                  ------------------------------

                                        EMPLOYEE

                                            By:     /s/ NANCY J. CASEY
                                                --------------------------------
                                            Name:       Nancy J. Casey
                                                 -------------------------------





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